EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference of our firm under the caption "Experts" and to the use of our report on the December 31, 2001 financial statements in the Form 10-KSB dated March 29, 2002.

Stark Winter Schenkein & Co., LLP
/s/ Stark Winter Schenkein & Co., LLP

March 29, 2002
Denver, Colorado